UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On September 28, 2020, Anthony J. Principi informed the Board of Directors (the “Board”) of Harrow Health, Inc. (the “Company”) of his resignation from the Company’s Board, effective immediately. Mr. Principi did not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On September 28, 2020, effective upon the resignation of Mr. Principi, the Board appointed Mr. R. Lawrence Van Horn, Ph.D. to fill the vacancy on the Board resulting from the resignation of Mr. Principi. Mr. Van Horn will serve until the Company’s Annual Meeting of Stockholders in 2021, subject to his prior death, resignation or removal from office. Mr. Van Horn is an independent member of the Board and will serve on the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, including serving as the Chair of the Nominating and Corporate Governance Committee.

Mr. Van Horn, age 53, is an entrepreneur, board member, and leading expert and researcher on healthcare management and economics. A nontraditional academic, his activity spans business, health policy, and academia. His research has appeared in such leading journals as the Journal of Health Economics, Journal of Law and Economics, New England Journal of Medicine, Journal of Public Budgeting and Financial Management, and Harvard Business Review. He is the founder and Chief Executive Officer of Preverity, Inc. located in Nashville, Tennessee. Since its founding, he has been Governance Committee Chair and Compensation Committee Member for Community Healthcare Trust Incorporated (NYSE: CHCT). He served as Compensation Committee Chair and Audit Committee Member for Quorum Health Corporation (NYSE: QHC) prior to it being taken private. He is the Board Chair for Savida Inc., a private equity backed opioid treatment company focusing on medication-assisted treatment. He is a member of the CEO Council for Council Capital and advisory boards for Harpeth Capital and Council Capital. He is the Executive Director of Health Affairs and Founder and Director of the Center of Health Care Market Innovation at Vanderbilt University. He is also the Co-Director of the Nashville Health Care Council Fellows Program. Mr. Van Horn holds a Ph.D. from the University of Pennsylvania’s Wharton School and an M.B.A., a Master’s in Public Health and a B.A. from the University of Rochester. Mr. Van Horn brings extensive knowledge and research into healthcare industry economics and governance to the Board. He also has unique experience with healthcare decision makers and business executives nationwide regarding healthcare policy.

There is no other arrangement or understanding between Mr. Van Horn and any other person pursuant to which he was appointed as a director of the Company. In connection with his service, Mr. Van Horn will receive the Company’s standard director’s compensation package including cash and equity compensation as described in the Company’s most recent proxy statement, and an initial award of 12,500 restricted stock units which units will vest one year from grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: September 30, 2020	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer